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                                   Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-12365 of Seneca Foods Corporation on Form S-8 of our report dated May 22, 1998 (June 16, 1998 as to Note 4), appearing in this Annual Report on Form 10-K of Seneca Foods Corporation for the year ended March 31, 1998.

/s/Deloitte & Touche LLP

Rochester, New York
June 16, 1998


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